UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2003

QUANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas 77027
(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-961-4600

Item 1.  Changes in Control of Registrant

Not applicable.

Item 2.  Acquisition or Disposition of Assets

On December 31, 2003, Quanex Corporation (the “Company”) completed its acquisition of TruSeal Technologies Inc. (“TruSeal”) pursuant to the Stock Purchase Agreement dated as of November 21, 2003, by and among Quanex Corporation, Kirtland Capital Partners II L.P., Kirtland Capital Company II LLC, TruSeal Investments Ltd. and the other stockholders of TruSeal Technologies, Inc. for $113.0 million in cash, subject to adjustment.

TruSeal manufactures and markets a full line of patented and trademarked flexible insulating glass spacer systems and sealants for vinyl, aluminum and wood windows.  The product separates and seals the glass within a window frame and acts as a thermal barrier to conserve energy and resist moisture.  Manufacturing is based out of Barbourville, Kentucky.  The Company intends to continue to operate TruSeal in the same manner.

A copy of the Stock Purchase Agreement is attached as Exhibit 2.6 to the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2003.  A copy of the Company’s press release announcing the closing of the TruSeal acquisition is attached hereto as Exhibit 99.1.

On January 1, 2004, the Company announced that on December 31, 2003, MACSTEEL Monroe, Inc., a wholly-owned subsidiary of Quanex Corporation, completed its acquisition of the Monroe, Michigan steel mill of North Star Steel Company (“North Star”) pursuant to the Amended and Restated Asset Purchase and Sale Agreement dated December 23, 2003, by and among MACSTEEL Monroe, Inc., Quanex Corporation, and North Star Steel Company for $115.0 million in cash, subject to adjustment.

The manufacturing facility and related assets purchased is a mini-mill facility that can produce over 500,000 tons of special bar quality and engineered steel bars in diameters from 0.5625” to 3.25”, primarily serving the light vehicle and heavy-duty truck markets.  The newly acquired business has both process and environmental ISO and QS certifications.  The Company intends to continue to use the assets purchased in the same manner.

A copy of the Amended and Restated Asset Purchase and Sale Agreement is attached as Exhibit 2.7 to the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2003.  A copy of the Company’s press release announcing the closing of the North Star acquisition is attached hereto as Exhibit 99.2.

The two acquisitions were financed through borrowings under the Company’s revolving credit agreement with Comerica Bank and a syndicate of other banks, which was amended on December 19, 2003 to increase the capacity to $310.0 million. The amount of consideration for the transactions was determined based upon arm’s length negotiations among the parties. Neither the Company nor any of its officers, directors or affiliates has any material relationship with the selling parties.

Item 3.  Bankruptcy or Receivership

Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.  Other Events and Regulation FD Disclosure

Not applicable.

Item 6.  Resignations of Registrant’s Directors

Not applicable.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

2.1                                 Stock Purchase Agreement dated November 21, 2003, by and among Kirtland Capital Partners II L.P., Kirtland Capital Company II LLC, TruSeal Investments Ltd., the other stockholders of TruSeal Technologies, Inc., and Quanex Corporation (incorporated herein by reference to exhibit 2.6 to Quanex Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2003).

2.2                                 Amended and Restated Asset Purchase and Sale Agreement dated December 23, 2003, by and between North Star Steel Company, MACSTEEL Monroe, Inc. (formerly Quanex Two, Inc.), and Quanex Corporation (incorporated herein by reference to exhibit 2.7 to Quanex Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2003).

99.1                           Press Release dated December 31, 2003, announcing the closing of the TruSeal Technologies Inc. acquisition.

99.2                           Press Release dated January 1, 2004, announcing the closing of the North Star Steel - Monroe acquisition.

Item 8.  Change in Fiscal Year

Not applicable.

Item 9.  Regulation FD Disclosure

Not applicable.

Item 10.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.  Results of Operations and Financial Condition

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Corporation

Date:	January 6, 2004	By:	/s/ Terry M. Murphy
Terry M. Murphy
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
2.1

Stock Purchase Agreement dated November 21, 2003, by and among Kirtland Capital Partners II L.P., Kirtland Capital Company II LLC, TruSeal Investments Ltd., the other stockholders of TruSeal Technologies, Inc., and Quanex Corporation (incorporated herein by reference to exhibit 2.6 to Quanex Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2003).

2.2

Amended and Restated Asset Purchase and Sale Agreement dated December 23, 2003, by and between North Star Steel Company, MACSTEEL Monroe, Inc. (formerly Quanex Two, Inc.), and Quanex Corporation (incorporated herein by reference to exhibit 2.7 to Quanex Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 29, 2003).

99.1*	Press Release dated December 31, 2003, announcing the closing of the TruSeal Technologies Inc. acquisition.

99.2*	Press Release dated January 1, 2004, announcing the closing of the North Star Steel - Monroe acquisition.

*       Filed herewith